UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 27, 2015 (October 27, 2015)

TICC CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2015, TICC Capital Corp. (the “Company”), issued a press release announcing that it had entered into an agreement (the “Agreement”) with Raging Capital Management, LLC and certain affiliates (collectively, the “Raging Capital Group”), under which the Raging Capital Group has agreed to vote all of its shares of the Company's common stock in favor of all of the Company's proposals at the 2015 Special Meeting of the Company's stockholders (the "Special Meeting"), including voting for the Benefit Street Partners, L.L.C. investment advisory agreement and for the election of the six new directors named in the Company’s proxy statement. Pursuant to the Agreement, the Company agreed to appoint an additional non-interested director (as such term is defined in the Investment Company Act of 1940), recommended by the Raging Capital Group, to the Company's Board of Directors with a term to expire at the 2018 annual meeting of stockholders of the Company, if the Company’s proposals are approved at the Special Meeting.

A copy of the press release is attached hereto as Exhibit 99.1, and a copy of the Agreement is attached hereto as Exhibit 10.1.

The foregoing description is qualified in its entirety by reference to the full text of the press release and the Agreement, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Agreement, dated October 27, 2015, by and among the Company and the Raging Capital Group
99.1	Press Release, dated October 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2015	TICC CAPITAL CORP.

	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement, dated October 27, 2015, by and among the Company and the Raging Capital Group
99.1	Press Release, dated October 27, 2015